
NowRx
Introducing
Pharmacy 2.0

- NowRx is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from NowRx: https://www.seedinvest.com/nowrx

- This Company's profile and accompanying offering materials may contain forward-looking statements and information relating to, among other things, the Company, its business plan and strategy, and its industry. These statements reflect management's current views with respect to future events based information currently available and are subject to risks and uncertainties that could cause the Company's actual results to differ materially. Investors are cautioned not to place undue reliance on these forward-looking statements as they are meant for illustrative purposes and they do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made. The company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.


IN 5 YEARS
No One Will Stand
in Pharmacy Lines
Disclaimer: These statements reflect management's current views and are meant for illustrative purposes. They do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made.

Filling Prescriptions is Time-Consuming & Inconvenient

Drive or Travel to the Pharmacy	Stand in Line to Speak with Pharmacist	Wait Several Hours for it to be Filled	Stand in Another Line to Pick Up Prescription	Any Insurance Issues Cause Further Delays
15 min	15 min	hours	15 min	more time







Using The Latest in Technology, We Provide Free Same-Day Delivery to Your Doorstep



Phone Call



Mobile App

Super convenient user interface



Texting

AI-enabled Chatbots



Fax


Google

Virtual Assistant

We're the First!


Home
Waive Consult
Request Consult
Cyclobenzaprine 10mg
Prescription Out The Door



FREE
Same Day Delivery

$5.00
One Hour Delivery


NowRx
Same Co-Pay
844-GO-Now-Rx


NowRx

Our Customers Love Us

"I used to dread collecting my meds..... What a waste of time! These folks deliver to your house (the same day) no more waiting around! They call each time to check and make sure the prescription is right and also see if you have any questions! It's as good as it gets!"

– Ian

yelp

Disclaimer: The above individuals were not compensated in exchange for their testimonials.
In addition, their testimonials should not be construed as and/or considered investment advice.

Sophisticated Technology Backbone



HIPAA-Compliant Communication
Unified Communication Layer
Same Day Delivery
Logistics & Route Optimization Layer
NowRx
Pharmacy Management System
2-way Electronic Communication with Physicians
End-to-End Robotic Automatic Dispensing "One-Click Fill℠"

Intellectual Property | Provisional Patent Application: 1/17/18, Serial No. 62618154

Our Performance to Date


Quarterly Performance
Thousands in Quarterly Revenue
$600
$500
$400
$300
$200
$100
$0
Revenue
No. Prescriptions
16Q1
16Q2
16Q3
16Q4
17Q1
17Q2
5
5
4
4
3
3
2
2
1
1
-
Thousands of Prescriptions


Users
Thousands
4
3
2
1
0
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20
Months


Physicians
Thousands
1
0.5
0
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20
Months
Calculated through Q2

Updated financials are currently being audited through 17Q4.

Transformative Business Model

The World Today	The World Tomorrow

The Traditional Storefront Pharmacy

- ✗ Large Retail Overhead
- ✗ Only Serves Population in Close Proximity to Store
- ✗ Relies on In-Store Pick Up
- ✗ Limited Home Delivery

The NowRx Pharmacy 2.0

- ✓ Low Fixed Overhead for Virtual Pharmacies
- ✓ Highly Automated Using Robotics
- ✓ Large Territory Served
- ✓ 100% Home Delivery


5 Miles
CVS

NowRx delivery area is **20 times** that of the traditional pharmacy


CVS/pharmacy


NowRx

This is a Large Market Opportunity



$335B
Total US Rx
Retail + Mail Order
$260B
Retail Rx
$155B
65 & under
$40B
Convenience Shoppers[1]
NowRx
Total Addressable Market
Mainstream Adopters
Early Adopters

[1] Busy Professionals - Estimate 1: High Income – Annual income between $90K and $400k (24.5%); Estimate 2: Consumers that value time over money (28%). M/A/R/C Research, 2009.

Now is the Time for On-Demand Pharmacy

NowRx is responding to the rapidly increasing consumer demand for services delivered same-day and managed by convenience of mobile apps, chat bots and voice-activated assistants

22.4M Customers

ON-DEMAND ECONOMY

$57.6B Spending



AVERAGE SPENDING PER YEAR IN BILLIONS
$35.5
5.6
4.6
8.1
3.8
Online Marketplace
Transportation
Food / Grocery Delivery
Other Services
All Other Categories



NowRx

4-Pronged Strategy for Growth


Geographic Expansion
Technology Development
Product Development
Marketing Expansion
NowRx
TODAY
IN 5 YEARS

Geographic Expansion Plans

Clustering Approach

Locations within a metroplex to get contiguous coverage

1. Expand in Bay Area
2. Expand in California & West Coast
3. Expand Nationwide



5-10 Locations per Metropolitan Area

Technology Development Plans

Full automation from the moment a drug is prescribed to when it is delivered*

1. Comprehensive suite of communication modes for convenient user experience
2. Seamless robotics & AI-driven automation for achieving maximum cost efficiency
3. Technology backbone capable of supporting a large number of virtual pharmacy locations



Unified Communication Layer
Logistics & Route Optimization Layer
NowRx
Pharmacy Management System
2-way Electronic Communication with Physicians
End-to-End Robotic Automatic Dispensing "One-Click Fill[sm]"

*except for manual pharmacist verification.

Product Development Plans

Enhancing User Experience

Investing in upgrades that enhance user experience with new, innovative technologies

1. Continuous improvement on the mobile application user interface
2. Upgraded comprehensive suite of communication modes for convenient user experience
3. Add additional modules to communicate with NowRx, such as Alexa and other voice-activated virtual assistants

Improving Patient Medication Adherence

20% Rx Never Filled | **50%** Rx Not Taken as Prescribed

With NowRx


Delivery itself increases likelihood patients take prescriptions, leading to better health
Intelligent reminder notifications from NowRx to improve adherence
Customer data base has a wealth of information that can be monetized

Disclaimer: These statements reflect management's current views and are meant for illustrative purposes. They do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made.

Marketing Expansion Plans

Marketing Plan for Every New Location:

Sales Reps
Targeting Physicians & Healthcare Facilities

Digital Marketing
Social Media, SEO, SEM, Adwords, Emails

Traditional Marketing
Television, Print Media, Radio

Word of Mouth
Customers Help Spread of Awareness

Physician Growth Strategy


Word of Mouth
Traditional
Digital
Sales Reps
Location 1
Location 2
Location 3
Location 4

Large Markets are Always Highly Competitive

Startups	Large Chains	Independents	Mail Order
CAPSULE alto pharmacy NimbleRx	Walgreens CVS pharmacy RITE AID	FRUTH family pharmacy HARTIG Drug	Pill Pack pill nurx DELIVERCARE Rx EXPRESS SCRIPTS CVS CAREMARK OPTUMRx
Early Stage Competitors	Emphasis on In-Store Pickup and Upsell Opportunities	Lack of Technology Know-how	No Same-Day Delivery

Disclaimer: These statements reflect management's current views and are meant for illustrative purposes. They do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made.

amazon | **Barriers to short term entry:**

1. Cannot Be Low Cost Provider (Price is controlled by PBMs)
2. No Advantage by Providing Widest Selection
3. Shy Away from Heavily Regulated industries
4. Access to Insurance Networks Blocked by PBMs in Mail Order

Company Timeline



Company Founded
Feb 2015
Established First Location
Aug 2015
Secured Licenses & Approvals
Nov 2015
Launched Pharmacy
Jan 2016
Delivered our 1st prescription!
First 1,000 Customers
Aug 2016
2,000 Customers
Jan 2017
Won 1st Assisted Living Facility
Oct 2017
1st Prescription App on Google
Nov 2017

Experienced Team



CARY BREESE
CEO & CO-FOUNDER
- Multi-time startup CEO & Founder
- Technology & Insurance
- CEO @GenieDB (wound down);
- CEO @Trafalgar (acquired)
- SVP @CIGNA: $100M revenue
- BSEE & Actuary



BARRY KARLIN, PHD
EXECUTIVE CHAIRMAN
- Founder/CEO @CRC Health (acquired)
- Founder/CEO @eGetGoing
- Founder/CEO @Navigation Tech
- PhD and MS @Stanford - Eng-Econ



SUMEET SHEOKAND
CTO & CO-FOUNDER
- Multi-Time startup CTO & VP Eng
- Line of Business applications
- Big Data and data warehousing
- @Experian, @Idealab, @X1
- MBA UCLA



MICHAEL PELLINI, MD
INVESTOR & ADVISOR
- Chairman @Foundation Medicine: NASDAQ: FMI ($1.5B market cap)
- President/COO @Clariant: acq. GE ($580M)
- Jefferson Medical (MD)



MELISSA BOSTOCK, PHARM.D.
Lead Pharmacist
- 10+ years pharmacist
- Manager Target Pharmacy (5 yrs)
- Pharm D, UCSF
- MS Public Health UCLA
- BS Microbiology, Immunology, UCLA



JERRY MILLER, PHARM.D.
ADVISOR
- 30+ years hospital clinical pharmacy
- Retail pharmacy, corporate retail
- Pharmacy benefit management
- Healthcare/managed care consulting

Seeking Partners for Growth

Previous Funding Round Valuations



$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
Thousands
$6,000
$6,000
$6,000
$10,000
Pre-Seed 1
Pre-Seed 2
Pre-Seed 3
Seed
Nov 2016
$1.027M
Mar 2017
$904K
Jun 2017
$248K
Jan 2018
$570K

Our Current Raise

$7M
Series A preferred equity

$20M
pre-money valuation

1x
liquidity preference

Use of Proceeds



R&D/Technology
Marketing & Sales
Expansion, G&A

NowRx

Disclaimer: The valuations for the previous funding rounds were determined internally and arbitrarily


NowRx
Pharmacy 2.0
NEVER STAND IN A
PHARMACY LINE AGAIN